Exhibit 99.1

PACKAGING CORPORATION OF AMERICA REPORTS FIRST QUARTER 2018 RESULTS

Lake Forest, IL, April 24, 2018 – Packaging Corporation of America (NYSE: PKG) today reported first quarter 2018 net income of $140 million, or $1.48 per share and $1.55 per share excluding special items. First quarter net sales were $1.7 billion in 2018 and $1.5 billion in 2017.

Diluted earnings per share attributable to Packaging Corporation of America shareholders

	Three Months Ended
	March 31,
	2018	2017	Change
Reported Diluted EPS	$1.48	$1.24	$0.24
Special Items Expense (Income) (1)	0.07	0.03	0.04
Diluted EPS excluding Special items	$1.55	$1.27	$0.28

(1) For descriptions and amounts of our special items, see the schedules with this release.

Reported earnings include $.07 per share of special items expense in the first quarter of 2018 and $.03 per share of special items expense in the first quarter of 2017. Excluding special items, the $.28 per share increase in first quarter 2018 earnings compared to first quarter 2017 was driven primarily by higher prices and mix $.39 and volumes $.19 in our Packaging segment, higher volumes in our Paper segment $.02, and a favorable tax rate $.19 resulting from Tax Reform changes. These items were partially offset by lower prices and mix ($.05) in our Paper segment, higher operating costs ($.22), higher annual outage expenses ($.11), higher freight expense ($.07), higher converting costs ($.02), higher depreciation ($.03) and higher interest expense ($.01).

Results were $.03 above first quarter guidance of $1.52 per share primarily due to higher volumes and prices and mix in our Packaging and Paper segments, partially offset by higher than expected freight costs and operating costs.

Financial information by segment is summarized below and in the schedules with this release.

	(dollars in millions)
	Three Months Ended
	March 31,
	2018	2017
Segment income (loss)
Packaging	$224.7	$192.5
Paper	7.2	27.9
Corporate and Other	(19.0)	(17.0)
	$212.9	$203.4

Segment income (loss) excluding special items
Packaging	$224.8	$196.7
Paper	16.0	27.9
Corporate and Other	(18.8)	(17.7)
	$222.0	$206.9

EBITDA excluding special items
Packaging	$307.9	$273.9
Paper	31.3	41.9
Corporate and Other	(17.4)	(16.4)
	$321.8	$299.4

In the Packaging segment, total corrugated products shipments with one less workday were up 6.0% and shipments per day were up 7.7% over last year’s first quarter. Containerboard production was 953,000 tons, and containerboard inventory was down 23,000 tons from the fourth quarter of 2017 and up 31,000 tons compared to the first quarter of 2017, primarily due to the addition of recently acquired Sacramento Container. In the Paper segment, office paper and printing and converting paper sales volumes were up 33,000 tons compared to the first quarter of 2017, and production volume was up 10,000 tons primarily due to no scheduled maintenance outages in the first quarter of 2018.

Commenting on reported results, Mark W. Kowlzan, Chairman and CEO, said, “Demand in our Packaging segment remained strong with record first quarter sales volumes in both our containerboard mills and corrugated products plants as well as improved prices and mix compared to the first quarter of 2017. In our Paper segment, volumes were above year ago levels and although prices and mix were still below last year’s levels, we began to realize some of our announced paper price increases. The scheduled maintenance outages at three of our containerboard mills went very well, and the production optimization work performed during the DeRidder Mill outage was extremely successful with very strong performance immediately after start-up.  Year over year inflation in our freight, chemicals, labor and benefits, and other operating costs came in a bit higher than we were expecting, and we also experienced weather-related issues that impacted costs at some of our mills and box plants during the quarter.”

“Looking ahead as we move from the first and into the second quarter,” Mr. Kowlzan added, “we expect continued strong demand in our Packaging segment to result in higher corrugated products and containerboard shipments, and we will continue to implement our previously announced Packaging segment price increases. In our Paper segment, we expect volumes to be lower as we begin the conversion of the No. 3 machine in our Wallula Mill from paper to linerboard, and we will continue implementing the previously announced paper price increases. We also anticipate continued price inflation in chemical and freight costs, incremental wage pressure with a tighter labor market, but slightly lower recycled fiber costs and improving energy costs as we move into seasonally milder weather. Scheduled maintenance outage costs should move lower and we expect a slightly lower tax rate as well. Considering these items, we expect second quarter earnings of $1.96 per share.”

We present various non-GAAP financial measures in this press release, including diluted EPS excluding special items, segment income excluding special items and EBITDA excluding special items. We provide information regarding our use of non-GAAP financial measures and reconciliations of historical non-GAAP financial measures presented in this press release to the most comparable measure reported in accordance with GAAP in the schedules to this press release. We present our earnings expectation for the upcoming quarter excluding special items as special items are difficult to predict and quantify and may reflect the effect of future events. We currently expect special items in the second quarter to include accounting charges, fees, and expenses related to the Wallula Mill paper machine conversion from paper to linerboard. Additional special items may arise due to second quarter events.

PCA is the fourth largest producer of containerboard products and the third largest producer of uncoated freesheet paper in the North America. PCA operates eight mills and 94 corrugated products plants and related facilities.

Some of the statements in this press release are forward-looking statements. Forward-looking statements include statements about our future earnings and financial condition, expected benefits from acquisitions and restructuring activities, our industry and our business strategy. Statements that contain words such as “ will”, “should”, “anticipate”, “believe”, “expect”, “intend”, “estimate”, “hope” or similar expressions, are forward-looking statements. These forward-looking statements are based on the current expectations of PCA. Because forward-looking statements involve inherent risks and uncertainties, the plans, actions and actual results of PCA could differ materially. Among the factors that could cause plans, actions and results to differ materially from PCA’s current expectations include the following: the impact of general economic conditions; conditions in the paper and packaging industries, including competition, product demand and product pricing; fluctuations in wood fiber and recycled fiber costs; fluctuations in purchased energy costs; the possibility of unplanned outages or interruptions at our principal facilities; and legislative or regulatory requirements, particularly concerning environmental matters, as well as those identified under Item 1A. Risk Factors in PCA’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the Securities and Exchange Commission and available at the SEC’s website at “www.sec.gov”.

CONTACT:

Barbara Sessions

Packaging Corporation of America

INVESTOR RELATIONS:  (877) 454-2509

PCA’s Website: www.packagingcorp.com

Conference Call Information:

WHAT:	Packaging Corporation of America’s 1st Quarter 2018 Earnings Conference Call

WHEN:	Wednesday, April 25, 2018 at 9:00 a.m. Eastern Time

CALL-IN	(855) 730-0288 (U.S. and Canada) or (832) 412-2295 (International)
NUMBER:	Dial in by 8:45 a.m. Eastern Time
Conference Call Leader: Mr. Mark Kowlzan

WEBCAST:	http://www.packagingcorp.com

REBROADCAST DATES:	April 25, 2018 12:00 p.m. Eastern Time through May 9, 2018 11:59 p.m. Eastern Time

REBROADCAST NUMBERS:	(855) 859-2056 (U.S. and Canada) or (404) 537-3406 (International)
Passcode: 4539018

Packaging Corporation of America

Consolidated Earnings Results

Unaudited

(dollars in millions, except per-share data)

	Three Months Ended
	March 31,
	2018 (1)		2017 (1)
Net sales	$1,690.6		$1,536.5
Cost of sales	(1,334.5)	(2)	(1,198.3)
Gross profit	356.1		338.2
Selling, general, and administrative expenses	(134.9)		(127.8)
Other expense, net	(8.3)	(2)	(7.0)	(3)
Income from operations	212.9		203.4
Interest expense, net and other	(26.3)		(24.3)
Income before taxes	186.6		179.1
Provision for income taxes	(46.5)		(61.7)
Net income	$140.1		$117.4

Earnings per share:
Basic	$1.48		$1.25
Diluted	$1.48		$1.24

Computation of diluted earnings per share under the two class method:
Net income	$140.1	$117.4
Less: Distributed and undistributed income available to participating securities	(1.1)	(1.0)
Net income attributable to PCA shareholders	$139.0	$116.4
Diluted weighted average shares outstanding	93.8	93.6
Diluted earnings per share	$1.48	$1.24

Supplemental financial information:
Capital spending	$108.0	$57.8
Cash balance	$102.4	$254.0

(1)

Effective January 1, 2018, the Company adopted ASU 2014-09 (Topic 606): Revenue from Contracts with Customers using the modified retrospective method. The new revenue standard provides additional clarity concerning contract fulfillment costs, which resulted in certain costs being classified as Cost of Sales rather than Selling, General, and Administrative expenses in the current period reflected herein. The Company also adopted ASU 2017-07, Compensation: Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost on January 1, 2018 and applied this standard retrospectively to the prior period reflected herein. This new standard requires the presentation of non-service cost components of net periodic pension expense to be shown separately outside the subtotal of operating income in the income statement. For more information, see Note 2, New and Recently Adopted Accounting Standards, of the Condensed Notes to Unaudited Quarterly Consolidated Financial Statements in “Part I, Item 1. Financial Statements” of our first quarter 2018 report on Form 10-Q, which we plan to file on or about May 9, 2018.

(2)	The three months ended March 31, 2018 include the following:
a.

$0.3 million of charges consisting of closure costs related to corrugated products facilities and a corporate administration facility, which were recorded in “Other expense, net” and “Cost of sales”, as appropriate.

b.

$8.8 million of charges related to the announced second quarter 2018 discontinuation of uncoated free sheet and coated one-side grades at the Wallula, Washington mill associated with the conversion of the No. 3 paper machine to a high-performance 100% virgin kraft linerboard machine. The costs were recorded within “Other expense, net” and “Cost of sales”, as appropriate.

(3)	The three months ended March 31, 2017 include the following:
a.

$0.8 million of charges consisting of closure costs related to corrugated products facilities, integration costs related to the TimBar Corporation and Columbus Container Inc. acquisitions, and costs related to a lump sum settlement payment of a multiemployer pension plan withdrawal liability for one of our corrugated products facilities.

b.	$5.0 million of costs for the property damage and business interruption insurance deductible corresponding to the February 2017 explosion at our DeRidder, Louisiana mill.

c.	$2.3 million of income related to a working capital adjustment from the April 2015 sale of our Hexacomb corrugated manufacturing operations in Europe and Mexico.

Packaging Corporation of America

Segment Information

Unaudited

(dollars in millions)

	Three Months Ended
	March 31,
	2018	2017
Segment sales
Packaging	$1,402.9	$1,257.0
Paper	269.4	259.2
Corporate and Other	18.3	20.3
	$1,690.6	$1,536.5

Segment income (loss)
Packaging	$224.7	$192.5
Paper	7.2	27.9
Corporate and Other	(19.0)	(17.0)
Income from operations	212.9	203.4
Interest expense, net and other	(26.3)	(24.3)
Income before taxes	$186.6	$179.1

Segment income (loss) excluding special items (1)
Packaging	$224.8	$196.7
Paper	16.0	27.9
Corporate and Other	(18.8)	(17.7)
	$222.0	$206.9

EBITDA excluding special items (1)
Packaging	$307.9	$273.9
Paper	31.3	41.9
Corporate and Other	(17.4)	(16.4)
	$321.8	$299.4

 ____________

(1)

Segment income (loss) excluding special items, earnings before interest, income taxes, and depreciation, amortization, and depletion (EBITDA), and EBITDA excluding special items are non-GAAP financial measures. Management excludes special items as it believes these items are not necessarily reflective of the ongoing results of operations of our business. We present these measures because they provide a means to evaluate the performance of our segments and our company on an ongoing basis using the same measures that are used by our management, because these measures assist in providing a meaningful comparison between periods presented and because these measures are frequently used by investors and other interested parties in the evaluation of companies and the performance of their segments. The tables included in "Reconciliation of Non-GAAP Financial Measures" on the following pages reconcile the non-GAAP measures with the most directly comparable GAAP measures. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

	Three Months Ended
	March 31,
	2018	2017
Packaging
Segment income	$224.7	$192.5
Facilities closure, integration-related, and other costs	0.1	0.8
DeRidder mill incident	—	5.0
Hexacomb working capital adjustment	—	(1.6)
Segment income excluding special items (1)	$224.8	$196.7

Paper
Segment income	$7.2	$27.9
Wallula mill restructuring	8.8	—
Segment income excluding special items (1)	$16.0	$27.9

Corporate and Other
Segment loss	$(19.0)	$(17.0)
Facilities closure, integration-related, and other costs	0.2	—
Hexacomb working capital adjustment	—	(0.7)
Segment loss excluding special items (1)	$(18.8)	$(17.7)

Income from operations	$212.9	$203.4

Income from operations, excluding special items (1)	$222.0	$206.9

 ____________

(1)	See footnote (1) on page 3, for a discussion of non-GAAP financial measures.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

Net Income and EPS Excluding Special Items (1)

	Three Months Ended
	March 31,
	2018				2017
	Income before Taxes	Income Taxes	Net Income	Diluted EPS	Income before Taxes	Income Taxes	Net Income	Diluted EPS
As reported	$186.6	$(46.5)	$140.1	$1.48	$179.1	$(61.7)	$117.4	$1.24
Special items (2):
Facilities closure, integration-related, and other costs	0.3	(0.1)	0.2	—	0.8	(0.3)	0.5	0.01
Wallula mill restructuring	8.8	(2.2)	6.6	0.07	—	—	—	—
DeRidder mill incident	—	—	—	—	5.0	(1.9)	3.1	0.03
Hexacomb working capital settlement	—	—	—	—	(2.3)	0.9	(1.4)	(0.01)
Total special items	9.1	(2.3)	6.8	0.07	3.5	(1.3)	2.2	0.03
Excluding special items	$195.7	$(48.8)	$146.9	$1.55	$182.6	$(63.0)	$119.6	$1.27

 ____________

(1)

Net income and earnings per share excluding special items are non-GAAP financial measures. Management excludes special items as it believes these items are not necessarily reflective of the ongoing results of operations of our business. We present these measures because they provide a means to evaluate the performance of our company on an ongoing basis using the same measures that are used by our management, because these measures assist in providing a meaningful comparison between periods presented and because these measures are frequently used by investors and other interested parties in the evaluation of companies and their performance. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

(2)

Pre-tax special items are tax-effected at a combined federal and state income tax rate in effect for the period the special items were recorded and this rate is adjusted for each subsequent quarter to be consistent with the estimated annual effective tax rate, in accordance with ASC 270, Interim Reporting, and ASC 740-270, Income Taxes – Intra Period Tax Allocation. For all periods presented, income taxes on pre-tax special items represent the current amount of tax. For more information related to these items, see the footnotes to the Consolidated Earnings Results on page 1.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

EBITDA and EBITDA Excluding Special Items (1)

EBITDA represents income before interest, income taxes, and depreciation, amortization, and depletion. The following table reconciles net income to EBITDA and EBITDA excluding special items:

	Three Months Ended
	March 31,
	2018	2017
Net income	$140.1	$117.4
Interest expense, net and other	26.3	24.3
Provision for income taxes	46.5	61.7
Depreciation, amortization, and depletion	108.1	92.5
EBITDA (1)	$321.0	$295.9
Special items:
Facilities closure, integration-related, and other costs	0.1	0.8
Wallula mill restructuring	0.7	—
DeRidder mill incident	—	5.0
Hexacomb working capital adjustment	—	(2.3)
EBITDA excluding special items (1)	$321.8	$299.4

 ____________

(1)	See footnote (1) on page 3, for a discussion of non-GAAP financial measures.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

The following table reconciles segment income (loss) to EBITDA excluding special items:

	Three Months Ended
	March 31,
	2018	2017
Packaging
Segment income	$224.7	$192.5
Depreciation, amortization, and depletion	83.1	77.2
EBITDA (1)	307.8	269.7
Facilities closure, integration-related, and other costs	0.1	0.8
DeRidder mill incident	—	5.0
Hexacomb working capital adjustment	—	(1.6)
EBITDA excluding special items (1)	$307.9	$273.9

Paper
Segment income	$7.2	$27.9
Depreciation, amortization, and depletion	23.4	14.0
EBITDA (1)	30.6	41.9
Wallula mill restructuring	0.7	—
EBITDA excluding special items (1)	$31.3	$41.9

Corporate and Other
Segment loss	$(19.0)	$(17.0)
Depreciation, amortization, and depletion	1.6	1.3
EBITDA (1)	(17.4)	(15.7)
Hexacomb working capital adjustment	—	(0.7)
EBITDA excluding special items (1)	$(17.4)	$(16.4)

EBITDA excluding special items (1)	$321.8	$299.4

 ____________

(1)	See footnote (1) on page 3, for a discussion of non-GAAP financial measures.